THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call EVENT DATE/TIME: NOVEMBER 14, 2012 / 1:30PM GMT OVERVIEW: ANF reported 3Q12 net sales of $1.17b, operating income of $112m, and diluted EPS of $0.87. Expects 2012 diluted EPS to be approx. $2.85-3.00. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

CORPORATE PARTICIPANTS

Brian Logan *Abercrombie & Fitch Co - VP, Finance & Controller*

Mike Jeffries *Abercrombie & Fitch Co - Chairman & CEO*

Jonathan Ramsden *Abercrombie & Fitch Co - EVP & CFO*

CONFERENCE CALL PARTICIPANTS

Anna Andreeva *FBR Capital Markets & Co. - Analyst*

Paul Lejuez *Nomura Securities Intl - Analyst*

Barbara Wyckoff *CLSA Limited - Analyst*

Janet Kloppenburg *JJK Research - Analyst*

Marni Shapiro *The Retail Tracker - Analyst*

Steph Wissink *Piper Jaffray - Analyst*

Lorraine Hutchinson *BofA Merrill Lynch - Analyst*

Dana Telsey *Telsey Advisory Group - Analyst*

Jennifer Black *Jennifer Black & Associates - Analyst*

Jeff Black *Avondale Partners - Analyst*

Randal Konik *Jefferies & Company - Analyst*

John Morris *BMO Capital Markets - Analyst*

Evren Kopelman *Wells Fargo Securities, LLC - Analyst*

Dorothy Lakner *Caris & Company - Analyst*

Brian Tunick *JPMorgan Chase & Co. - Analyst*

Betty Chen *Wedbush Securities - Analyst*

Oliver Chen *Citigroup - Analyst*

Eric Beder *Brean Murray, Carret & Co. - Analyst*

Erika Maschmeyer *Robert W. Baird & Co. - Analyst*

Omar Saad *ISI Group - Analyst*

PRESENTATION

Operator

Good day, and welcome to the Abercrombie & Fitch third-quarter 2012 earnings results conference call. Today's conference is being recorded.

(Operator Instructions)

We will open the call to the take your questions at the end of the presentation. We ask that you limit yourself to one question during the question-and-answer session. At this time, I would like to turn the conference over to Brian Logan. Mr. Logan, please go ahead.

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Brian Logan - Abercrombie & Fitch Co - VP, Finance & Controller Good morning, and welcome to our third-quarter earnings call. Earlier today, we released our third-quarter sales and earnings, income statement, balance sheet, store opening and closing summary, and an updated financial history. Please feel free to reference these materials available on our website. Also available on our website is an investor presentation, which we will be referring to in our comments during this call. This call is being recorded and the replay may be accessed through the Internet at Abercrombie.com under the Investor section. Before we begin, I remind you that any forward-looking statements we may make today are subject to the Safe Harbor Statement found in our SEC filings. Today's earnings call is scheduled for one hour. Joining me today on the call are Mike Jeffries and Jonathan Ramsden. We will begin the call with a few remarks from Mike, followed by a review of the financial performance for the quarter from Jonathan and me. After our prepared comments, we will be available to take your questions for as long as time permits. Now, to Mike. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Good morning, everyone. The third-quarter results we are reporting today include total sales up 9% and diluted earnings per share up 53% versus one year ago. Our operating margin for the quarter increased to 9.6% from 7.4% one year ago. These significantly improved financial results reflect progress on several fronts over the past quarter. Starting with sales, we saw sequential-trend improvement in same-store sales in both the US and international businesses. US same-store sales increased 2%, with chain stores up 6%, and flagship and tourist stores down 12%. Looking at our US chain stores plus US direct to consumer, comparable sales were up 7% on top of growth of 16% in the comparable period last year. As reflected in the chart in our investor presentation, this means we now have had positive growth on this key metric for each of the past 11 quarters. Our overall international business grew 37% for the quarter, and we saw sequential comparable store-sales improvement in all markets, other than the UK, where comps were similar to the second quarter. Elsewhere in Europe, bright spots included positive comps in Scandinavia and flat comps in Belgium and Spain. We are encouraged by our trend in Asia, where our first Hong Kong Hollister store has been comping positively since it lapped the initial opening period. In addition, we expect to comp positively in China when the first three stores move into the comp phase, and we have opened well in our first store in South Korea. International direct-to-consumer sales grew strongly, up 31% versus one year ago, with Europe particularly strong. New stores opened during the quarter have performed well. Coming back to the UK, our comp trends there have remained challenged, down high 20%s for the quarter, consistent with the second quarter. However, after adjusting for cannibalization and including direct-to-consumer growth, we believe our underlying comparable sales trend was closer to being down by a mid-teen percentage. In addition, our full-price selling mix in our UK Hollister stores was better than one year ago. We believe the sales trend improvement we saw in the quarter is attributable to our inventory flow getting back on track after the issues we talked about in the second quarter. In addition, we have seen some benefit as we have begun to lap the macro-driven declines in our European business one year ago. Turning to merchandise margin, we saw improvement across all segments of our business, reflecting a significant tailwind from lower product cost. Overall, we are pleased with these improved results, but with the critical fourth quarter still largely ahead of us and significant macroeconomic uncertainties remaining, we continue to be cautious in our near-term outlook. But trust me, we are upbeat, engaged, and highly motivated. In that context, we are continuing to focus on the strategic initiatives we spoke to on our last earnings call, and I would like to take a few minutes to speak to each of those. First, with regard to merchandising, we are being highly disciplined with regard to our strategy of starting with conservative merchandising plans, shortening lead times, and increasing the percentage of our open-to-buy reserve to chase current trends. In addition, we have heightened our focus on current street and runway trends. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

With regard to inventory productivity, we are committed to growing inventory at a slower rate than the rate of sales growth, which we did during the third quarter. Third, with regard to insight and intelligence, we continue to build this team and now have a presence in Asia and Europe, as well as here in the US. With regard to customer engagement, more than 750,000 customers have joined our new A&F and Hollister club programs since their launch early in the third quarter. We also continue to expand our customer contact files, growing email addresses by about one million and mobile phone numbers by about 500,000 during the quarter. In addition, our new CRM system is now fully integrated, enabling us to have s a single view of our customer across all channels. Fifth, with regard to expense and AUC, we anticipate further like-for-like reductions in average unit cost through the first half of 2013. With regard to expenses, we are undergoing a detailed review of our expense structure and expect to talk more about this in our February earnings call. As we have said in the past, we believe all of these efforts can be meaningful in terms of improving the productivity and profitability of our business, both in the US and internationally. Our primary focus as a Company continues to be on the execution of these initiatives, leveraging the proven global appeal of our iconic brands, and being judicious in our use of our shareholders' capital. We expect to continue making good progress. In terms of our financial results, the four quarters through the second quarter of this year were challenging, reflecting the combined impact of a dramatic spike in commodity costs, a sharp deterioration in the macroeconomic environment in Europe, and ending up on the wrong side of some merchandise planning decisions we made in the middle of 2011. We are pleased that the third quarter marked a return to healthy EPS growth, and we are hopeful that we will be able to sustain year-over-year EPS growth going forward. With that, I will hand over to Jonathan. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Thanks, Mike; and good morning, everyone. I'll start with a short summary of our results for the quarter and outlook for the full year, and then Brian will go into some additional details. For the quarter, the Company's net sales increased 9% to $1.17 billion; total US sales, including DTC, were approximately flat; international sales, including DTC, were up 37%; and total DTC sales, including shipping and handling, were up 20%. Comp store sales were down 3% to last year. Comp sales were up 2% in US stores and were down 18% in international stores. Foreign currency exchanges for the quarter affected sales growth adversely by approximately 70 basis points versus one year ago. Gross margin for the quarter improved 240 basis points year over year, reflecting a significant tailwind from lower product cost, as well as an ongoing international mix benefit, partially offset by a slight reduction in average-unit retail and the adverse FX effect I just referenced. Overall operating expense, as a percent of sales for the quarter, was approximately flat to last year, driven by the better-than-anticipated sales trend. Third-quarter MG&A included $5 million of marketing costs related to the new CRM and club programs as well as the Hong Kong flagship opening. The latter primarily oriented towards using the opening to promote brand awareness in mainland China. Operating income for the quarter was $112 million, versus $80 million one year ago, and operating margin increased 220 basis points. The tax rate for the quarter was 35.5%, better than expected due to a greater contribution of profits from our international business. Diluted earnings per share for the quarter were $0.87, versus $0.57 for the prior year, and represented the highest third-quarter earnings per share since 2007. Turning to the balance sheet, we ended the quarter with total inventory at cost down 21% versus one year ago, which included a significant benefit from lower inventory in transit. Excluding inventory in transit, total inventory at cost was down 10%, and this of course, included a significant year-over-year AUC benefit. We ended the quarter with $350 million in cash and cash equivalents, $20 million of current marketable securities, and $60 million drawn down under our revolver. During the quarter, we repurchased slightly over 3 million shares, bringing our year-to-date repurchases to a total of 6.3 million shares. We ended the quarter with 79.6 million shares outstanding. With regard to our expectations for the fourth quarter and full fiscal year, we are now projecting full-year diluted EPS of approximately $2.85 to $3, excluding potential fourth quarter impairment charges or other real-estate related charges. This projection includes an assumption of fourth-quarter same-store sales down by a mid-single-digit percentage. It assumes the fourth-quarter gross margin rate will be slightly higher than the year-to-date rate of 62.5%, and expense deleverage slightly greater than the year-to-date deleverage. The projection also assumes a full-year tax rate of approximately 37%, and a full-year diluted weighted-average share count of approximately 83.1 million shares. This does not include the effect of any potential fourth-quarter share repurchases. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

With regard to real estate plans, we now expect to open a total of 31 international Hollister stores this year. In addition, we expect to close approximately 55 to 60 domestic stores through natural lease expirations, 11 of which were closed earlier in the year. The remaining store closures are expected to occur primarily at the end of the year. The Hollister stores we will open this year will have average annualized volumes of around $9 million per store. We opened A&F flagship stores in Hong Kong and Munich during the quarter, a Dublin store since quarter end, and we will open an Amsterdam store in December. For 2013, we are planning for approximately 20 international Hollister chain store openings. We continue to expect capital expenditures in 2012 to be around $360 million, and [2013] capital expenditures to be around $200 million. Estimated pre-opening costs remain $50 million this year and $30 million next year. Looking forward, we expect to give more guidance on our financial expectations for 2013 and beyond in our next earnings call in February. This will include expectations around operating-margin improvement opportunities from gross-margin improvement and expense leverage. With that, I am going to hand over to Brian to add some more details on our results for the quarter and outlook for the year. Brian Logan - Abercrombie & Fitch Co - VP, Finance & Controller Thanks, Jonathan. As reported, third-quarter comp-store sales were down 3%. By brand, comp-store sales were down 4% for Abercrombie & Fitch, 3% for Abercrombie Kids, and 1% for Hollister. Across the brands, male performed slightly better than female. The gross-margin rate for the second quarter was 62.5%, 240 basis points better than last year's third-quarter gross-profit rate. Average unit retail was down by a low-single digit. Average unit retail was down slightly in US chain stores, up slightly in international Hollister chain stores, and down double digits in both US and international flagship and tourist stores, as we anniversary a double-digit increase from one year ago. A summary of our third-quarter operating expense can be found on the slide on page 6 of the investor presentation. Stores and distribution expense for the quarter was $496.9 million, or 42.5% as a percentage of net sales. Store occupancy costs were approximately $189 million. And, all other stores and distribution expense represented 26.3% of net sales, approximately flat to last year as a percentage of net sales. Stores and distribution expense benefited from lower store pre-opening costs. In addition, prior-year stores and distribution expense included approximately $4 million of accelerated depreciation associated with our DC consolidation. MG&A for the quarter was $123.4 million, versus $107.8 million last year. The increase in MG&A for the quarter was due to increases in marketing, IT, incentive compensation-related expenses, and other expenses. The tax rate for the quarter was 35.5%, compared to 35.8% in the prior year. Details of international store openings for the quarter are included on the slide on page 10 of the investor presentation. At the end of the quarter, we operated 295 Abercrombie & Fitch stores, 160 Abercrombie Kids stores, 587 Hollister stores, and 25 Gilly Hicks stores. This concludes our prepared comments. We are now available to take your questions. Thank you. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) Anna Andreeva, FBR Capital Markets. Anna Andreeva - FBR Capital Markets & Co. - Analyst Good morning, guys, and congratulations on seeing stability in the Business. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

I was hoping you could comment a little bit more on international. Obviously international has been volatile. What do you think is driving the improvement there? You did call out starting to lap easier comparisons, but do you think improvement is more product related, lower AUR related? Maybe you can just comment on that. And curious, also, what drove that slight AUR improvement at Hollister during the quarter? Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO I'll start with product. I think that international stores benefited, as did US stores, from flowing new product. That was really our problem in the second quarter when we were in the defensive posture and did not flow product appropriately. So, I think that played a key role. Lapping some of the comparisons played a key role. And AUR improvement, we were up against some promotional business that we did not anniversary, our AURs were higher. Operator Paul Lejeuz, Nomura. Paul Lejuez - Nomura Securities Intl - Analyst Maybe I missed it, but usually you put some segment profitability info in the slides. Can you talk about how that looked, US versus international versus direct? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Sure, Paul. It is actually in there on page 7 of the presentation. What it shows is US store margins moved up from 19.3% to 22.9%. International was slightly down, that's the deleveraging effect of that negative comp, but still north of 30%. And direct to consumer was at 44%, so very consistent with our expectation we've given the past of that remaining in the mid 40%s going forward. Operator Barbara Wyckoff, CLSA. Barbara Wyckoff - CLSA Limited - Analyst Good job. Can you update us on the progress in Hong Kong and China? And then, you talked about a strong opening in Seoul, presume that's a Hollister store because A&F was supposed to be a flagship for next year, but is that on hold now? Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Hold on, Barbara, and I'll tell you everything you'd like to know. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO It is a Hollister in Seoul. I'll just chip in, Barbara, that we just opened in the IFC Mall, which you may be familiar with. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO The headline, here, is that we're optimistic about Asia, and because of the things I'm going to mention, more optimistic than we were three months ago. The Pedder Street flagship, as you know, opened and is off to a very good start. Festival Walk in Kowloon has remained strong, even after opening Hysan and Pedder Street, and it remains one of the highest performing Hollister stores, and it's comping positively. Hysan Place opened and is one of the highest performing Hollister stores, which is similar to Festival Walk. The three Chinese stores are gaining momentum, and we expect all of three to comp positively. We believe that the new flagship in Shanghai, as well as the Hong Kong flagship, will be important to develop brand awareness in China. Singapore, we're doing decent volume; we're optimistic about Singapore. Japan, nothing new to report. We're doing good volume, but profitability isn't good. We are looking hard at Japan to enter with the Hollister brand. South Korea, our first store in the IFC mall is excellent. So, we're very excited about Asia right now. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO On your question about a flagship, Barbara, yes, we're still planning a Seoul flagship in the back half of 2013 -- A&F. Operator Janet Kloppenburg, JJK Research. Janet Kloppenburg - JJK Research - Analyst Congratulations. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Thank you, Janet. Janet Kloppenburg - JJK Research - Analyst Nice job. Mike, I wondered if you could talk about the mid-October flow of product, which I think marked a significant improvement in the fashion direction of the assortment; and maybe, if you could talk a little bit about the reaction to that, and what you liked, or what you could improve on? That would help a lot. Also, I think there's been some upgrades to the store environment. If you could talk about to what extent in the chain that has occurred, and how much more we might have to look forward to? I'd love to learn more about that. Also, Jonathan, I was interested in the comment about doing an expense review for the spring season, and I'm wondering if you think there's an opportunity to bring greater efficiencies to the Business? Thanks so much. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO I think, Janet, that our merchandise initiatives are taking hold, and let me review those. One, we're working to become faster, and we're doing that with conservative plans, shorter lead times, and more dollars open to chase, which we have said is 60 to 105 days. I think that's affecting the fashion content of our inventory. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

We're also working hard to be different by brand. We've invested more in brand-specific design talent. And, in terms of fashion component, we're reacting quickly to runway and street. And, I think all those things are impacting our fashion assortments. And as I said last time, I think we'll see more of that. We delivered mid-October; we also had some fashion delivery November week two. You'll see more December week one, and that kind of rhythm is something that I think is very exciting about the Business. And, I think we're seeing that in the Business. In terms of particular fashion that I'm excited about that's working now -- obviously, womens sweaters. But, we'll see more flow, more newness, on a monthly basis than we have in the past, and that's what this is about. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Janet, on the expense part of the question, I can't give you any more specifics now. We've taken out a lot of cost from the model over the last few years. As we've discussed in the past, our corporate infrastructure here, for the home office, is lower in terms of headcount than it was four years ago. Having said that, we still believe there is some additional opportunity, and we're going to be looking very hard at that. We already are. The question is, what is the ROI of each of the components of our expense model, and where may there be opportunities to find efficiencies? So, that is something we'll be looking at between now and February, on top of what we've already done, and we would expect to give some more specifics in the next call. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO In regard to the environment, we upgrade the environments constantly with new stores and existing stores. We're not announcing anything dramatic there. It's just ongoing improvement. Thanks, Janet. Operator Marni Shapiro, The Retail Tracker. Marni Shapiro - The Retail Tracker - Analyst Guys, congratulations. Very excited with some of the things I'm seeing. If you could touch on two quick things -- marketing plans and spend versus last year for the fourth quarter? And Mike, if you could just touch again on -- sort of dove tailing on what Janet was saying, you mentioned that you'll start to pay attention to the runway, which I'll take that as current fashion in what we're seeing in the store, like the lorix and the lace? And, I guess when you look back at the missteps, or the things that you were missing over the last several months, is this what really comes out as most important, that your customer really likes the fashion, and this is what you need to be chasing? And, is this all part of the speed to market will all be around this fashion? Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Okay. You want to start with marketing plans, Jonathan? 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Sure. In terms of the marketing expense, it will still be up, or be up again, in Q4, Marni, but not by as much as it was up in Q3. The Q3 increase did include some one-time items related to the launch of the club programs and then a big effort we made around the Hong Kong opening, but it will still be up to some degree in Q4, probably all I can tell you on that. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Let's talk about what I just said about speed to market, I think -- I want to be clear, we have always paid attention to runway and street. We're spending more time reacting to it more quickly than we ever have, but that's a natural evolution. I think to look at this business, it's really important for me to restate that what happened to us, particularly in the second quarter, was that we were -- in first and second quarter, we were on the defense because we had too much inventory, and we weren't flowing newness. So, that's the biggest change. We are doing the things that I have been talking about in terms of merchandise initiatives, but those are evolutionary. I think we're flowing faster and better than we ever have, but that's an evolutionary process. Operator Steph Wissink, Piper Jaffray. Steph Wissink - Piper Jaffray - Analyst Thanks, guys, for the detail. Just a couple of questions. Jonathan, if you can talk about your guidance for the mid-single-digit decline in comp in the fourth quarter, does that reflect anything for the hurricane -- for Hurricane Sandy, and any other detail on the building blocks of that comp? And then, Mike, one for you. You got some nice leverage at the store level on the S&D expense. Is there any opportunity for further reengineering of the store-level cost that you're working on outside of the merchandising initiative? Thank you. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO On the first part, yes, the effect of Sandy is baked into that down mid-single-digit comp guidance, purely due to the effect of store closures, including the South Street Seaport will be closed, certainly, through the balance of the quarter. We think the overall sales impact is probably around $10 million just directly from closures; and possibly, there will be a little bit more from side effects of Sandy. So, that is baked into the guidance. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO You asked me to respond to the store expense line. We are looking at it very hard. We think there is opportunity. We believe that there's probably more opportunity in international payroll expense than domestic, but we see opportunities in both places. Let me make a quick note about Hurricane Sandy because it's obviously affected all of our business. But, I really want to state that our absolute first priority has been, and will be, the safety and wellbeing of our associates. I'd like to take a minute to take this minute to publicly acknowledge all of our associates who have volunteered to assist those who have been affected. The support has been remarkable and is a testament to the character of our team. Operator Lorraine Hutchinson, Bank of America. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

Lorraine Hutchinson - BofA Merrill Lynch - Analyst Mike, you're guiding to a deceleration in the comp in the fourth quarter. Is that primarily international or domestic? And, can you talk about if that's an AUR deceleration, or what the factors are behind that guidance? Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Sure, let me comment on that, Lorraine. First of all, obviously, it's not a dramatic difference to where we were in Q3. Our projection methodology, as you know, has been to use the trailing three-month projection as we've gone through the last few quarters to project for the following quarter. So, the difference between the down three we reported and the down mid-single digits is not very significant. Sandy is a piece of that. We don't regard it, overall, as being a major difference from where we were in Q3. Operator Dana Telsey, Telsey Advisory Group. Dana Telsey - Telsey Advisory Group - Analyst Congratulations on the nice progress. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Thank you, Dana. Dana Telsey - Telsey Advisory Group - Analyst Can you talk a little bit about price? As you see pricing changes, any more to go both international and the US? And when you talk about product, Mike, any updates, mens versus womens in terms of what you're seeing? And lastly, the sign ups for the club members is impressive. Is there greater -- are you seeing greater sales from those members than just the regular customer? Thank you. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Okay, the first part of the question was pricing changes. No, I think our AUR is pretty static. We had decreases in international because we were comping increases, but we would anticipate our AURs rising, but not during this quarter. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO On the second part of the question, Dana, yes, we are starting to see some positive metrics in terms of how club members behave relative to the general customers, so we're definitely encouraged by that. We have 750,000 members through the third quarter. We anticipate that number continuing to grow through the Christmas season. And, if you recall, we had always said we hoped to be up in a meaningful scale by the end of the year, and we think we are nicely on track to be there. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Our mens business continues to perform better than womens. I think the key factor in the womens business is the womens-top business, and we are starting to see some traction there. I mentioned sweaters, but also knits are doing well. So, I think that's a big inflection point in the Business. If we can get female tops really, really steaming, we will be in good shape. Operator Jennifer Black, Jennifer Black & Associates. Jennifer Black - Jennifer Black & Associates - Analyst Let me add my congratulations. In talking about the female side of the Business, it looks like you've -- it looks like there are less logos than on the guy side of the Business, and I'm kind of curious to know how you feel about the logoing in the US versus overseas? And, do you see a big difference to reactions both female and male? Then, my other question is if you can give us an update on Gilly Hicks, and what your long-term goals are there? And, do you envision a roll out at some point? Thanks a lot. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Okay. Logos are a part of our business domestically and internationally. It is a business that I think you know, Jennifer, we try to contain. We turn logos extraordinarily well, but we don't want to look like a logo store, internationally or domestically. But the answer is, we sell logos well, both places, but our mission is to restrict that as a percent of our inventory, in terms of size, how -- just size of logo and total, as a percent of our inventory. Gilly Hicks, we are very pleased with openings of Gilly's in Europe, and we see that as a growth potential for the Business, but we're not talking about a roll out yet. And, I have a third answer to your question, which I thought you were going to ask, Jennifer, which you always do, and that's accessories. And, my answer to you for accessories, which you've asked me about for the last five years, I've had a problem with many accessory candidates -- categories, because of the quality of the business. I think we now see an accessory business that can be a reflection of the quality of each of the brands, so we're rather excited about accessory opportunity. Operator Jeff Black, Avondale Partners. Jeff Black - Avondale Partners - Analyst A couple of questions. Jonathan, on inventory, what drove the difference between the plan for flat and where we ended up with at down 20%? I know comps were better, but did we also do anything to attack receipts for holiday, for example? And, any color on where the inventory levels are in the US versus international? Then, just a closer for Mike, you talked about pricing and thinking that might improve, or the AURs on the international, so is your thinking that you don't have to, again, attack AURs like you did in the US, given the Europe recession and that we have some stability on pricing there going forward? Thanks. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Jeff, on the first part, we have said flat. We came in, excluding in transit, down 10%. Typically, when we guide on inventory we are excluding the in-transit piece because that is a little harder to project out where that's going to be at the end of any given quarter. So, the real delta for what we guided to was that 10 percentage points, and most of that was driven by the fact that sales clearly came in well above what we projected at the beginning of the quarter. AUR was slightly lower than what we projected. And, those two effects really account for it -- there really wasn't any significant receipt change during the quarter relative to our expectations. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Let me answer your last question, which I think is a good one. And the answer is unequivocally, we are not lowering prices in our non-promo, or the European stores. We don't have to. The pricing looks pretty. The result is very inelastic, and that's a major part of our profitability, which we feel very good about going forward. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Just on your other question, Jeff, about international versus domestic inventory. We have tended to probably err on the side of slightly under allocating inventory to international. We don't have to make that call until five or six weeks out from when it reaches the DC. In addition, we do have the ability, particularly from the US to the Netherlands, where our European DC is based, to send merchandise that way. It's a little harder to bring it back; although, we can also do that under certain circumstances. So, we probably have more flexibility than you may be thinking. It's not as if we just make that determination where to have it and then it just sits there. We can adjust it as we go forward. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO But, I think the major point here is that we think we have been under-inventorying Europe. We have extended that slightly, and we're getting paid for it. Operator Randy Konik, Jeffries. Randal Konik - Jefferies & Company - Analyst I have a couple questions here. The competitive environment, now that your inventories are in line, and I think the other teen retailers are as well, just can get some comments on what you think about the competitive environment from a pricing standpoint? Second question, I guess Jonathan, can we get what the international comp was during the Q3 last year? And, remind everybody what the upcoming comparisons are for the international comp over the coming three quarters? Lastly, when I analyze the model, and we look at the stores and distribution expense, we are looking at about a 44% of sales ratio for this year, versus the trough of 33%. What do you think is a more normal level? And, maybe give us some color of the $2 billion, roughly, in stores and distribution expense, how much is fixed, and how much is variable? Thanks. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Those are a lot of questions. I'll start with the competitive environment. I think that the US economy is -- the US is going to be very competitive. How competitive, I don't know. It will be borne out week by week. We will see. The answer to the question is -- I don't know. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO In terms of the comp one year ago, Randy, I don't have that number to hand of what it was. I think it's also important to note, though, that the evolution of the comp base internationally is very significant, so it may be less of a meaningful comparison as an aggregate number. What I can tell you, which we have said before, is that Hollister international was still positive in Q3 of last year in Europe. It had stepped down from where it had been from the first half of the year, and that A&F flagship had turned negative in the third quarter last year, but I just don't have to hand where that netted out in total for international. Coming back to your questions on stores and distribution, they are kind of detailed to get into. You referenced 44%, versus the trough of 33%, for stores and distribution. Clearly, a significant component of that is deleverage from lower productivity relative to the peak in our US stores. And then occupancy costs, out of the total stores-and-distribution bucket, most of the occupancy cost is fixed, since that's made up largely of fixed rent and depreciation, although there are some variable components of that. Of the other stores-and-distribution expense, there is also obviously a base element in terms of the store operating cost that is fixed. There are minimum staffing levels and so on. I can't really give you a more precise answer than that, but we do think there is opportunity in the variable component of that to make some progress over the next two quarters. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO May I make a comment to a question -- I don't recall who -- it wasn't a question, it was as compliment about the stabilization of our business. And, I'd really like to comment on that because this is an important point. The notion that our US business has been in decline is just nonsense, so that reference to stabilization isn't exactly correct. Although the US environment remains tough, we have made consistent progress over the past three years, and the numbers speak for themselves. And, I think that's really an important thing for everyone to look at. The US chain stores have had positive comps for 9 of the past 10 quarters, and including DTC, positive comps for each of the past 11 quarters. So, I think a stabilization question isn't exactly the right way to put it. Operator John Morris, Bank of Montreal. John Morris - BMO Capital Markets - Analyst Congratulations to you guys, too. First, Jonathan, a little bit more color on gross margin progress there. Tell us a little bit about the markdowns and promotional activity, relative to your expectations, I assume you finished with lower clearance levels? So, if you can give us a little bit of color around that? And, to the extent you can, quantify how much the lapping of the cotton -- the lower cotton costs had helped on the gross margin, would we expect to continue to see those factors carry through into Q4, which I'd presume? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Sure, John. In terms of the first part, what we saw in Q3 was we turned through a little more of that spring inventory than we anticipated, and that pulled the AUR down slightly because there was a slightly higher clearance component in the domestic business. So, that had a slight impact on gross margin and AUR. In terms of average unit cost, that spring product was typically at the higher cost because it was really for the back-to-school turn that we saw there, the significant reduction in average unit cost, so we were still selling some of that older spring product at the higher cost. So, that benefit was still significant. We called it out as being the driver of the gross-margin rate improvement for the quarter, along with an international-mix benefit. We should get a progressively greater average-unit cost benefit in the fourth quarter, which is why we are projecting the gross-margin rate for the fourth quarter to be slightly above the year-to-date rate. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

We haven't really been more specific on that, in terms of cotton costs, or in terms of the specific AUC reduction. What we have said in the past is that fall-season receipts, in total, we expect it to be into the double digits in terms of the year over year AUC reduction. And we saw some of that benefit in Q3. We will get a more significant benefit from a mix standpoint in Q4 because of the higher proportion of fall merchandise we'll be selling, and then we expect, as Mike said in the prepared comments, that effect to continue through the first half of 2013. Operator Evren Kopelman, Wells Fargo. Evren Kopelman - Wells Fargo Securities, LLC - Analyst I wanted to ask about the US chain store closure plans. You gave us the number for this year. Looking at the comp performance, can you share some thoughts, going forward, on those plans? Secondly, on that point, you used to talk about a goal of returning to 85% to 90% of your US store productivity. What are your thoughts around that now? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Evren, could you just clarify the first part of your question about the comp effect of store closures. I'm not sure I understood your question. Evren Kopelman - Wells Fargo Securities, LLC - Analyst I'm sorry. What are the plans, after this year, for US chain store closures? Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Okay. We said 55 to 60 closures this year through natural lease expirations. We had previously said 180 stores from 2012 through 2015. That number is still in the ballpark. We just did another look at that recently, and we're still in that range for total additional closures over the 2012 to 2015 period. So, that would imply another 120 to 130 stores in 2013 through 2015. With regard to the US productivity metric, I think one of the points we are making today is that when you look at our -- you have to look at our US chain business combined with our US direct-to-consumer business to look at the overall effective productivity of our US business. But, we clearly have made, as Mike said, we've had 9 quarters out of 10 where we've had positive comps in the US chain business, so that productivity has come up. I don't have the precise percentage to hand today. It's certainly still well below peak. In terms of the store component of that, somewhere in the 80%s, I think, is where we would be. Operator Dorothy Lakner, Caris & Company. Dorothy Lakner - Caris & Company - Analyst Wondered if we could come back to lead times? Clearly, you're benefiting from the faster flows of fashion into the store, and you've been able to shorten lead times. I just wonder if you could give us some kind of benchmark -- where you were previously, where you are now, and how much more do you think you have to go in terms of shortening those lead times? 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO I don't want to get specific with the dates. I think we have said we're looking for chase to be 60 to 105 days, which is less than our traditional cadence. But, I think that chase is a popular category, but it's not without some down side. So, we have to be careful with how we're doing it because chase, by virtue of it being chase, it's air versus sea, which is an increased cost. We think we can make that up in being more right, but there's a risk there. And, we have to be very careful with chase, that we're maintaining and enhancing our quality level; because if we don't, the whole thing won't work for us because quality is our number-one issue. So, yes, we benefited. We're learning a lot about it, but there are things we have to watch out for. Operator Brian Tunick, JPMorgan. Brian Tunick - JPMorgan Chase & Co. - Analyst Following up on that question, just trying to figure out on the changing of the product flows and the newness, is it more skewed to one of the brands? Is it more A&F versus Hollister? Are you thinking about ways to bring in a new customer into your brands and find either, someone that's less interested in logos, or someone that hasn't shopped the brand in years? Then, the second question is on the flagship side of the Business, both domestically and internationally, how much do you guys still think that the issue was cannibalization, especially in Europe? Or, do you think the AUR will adjust itself as we move into next year? Thanks very much. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Let me see if I can respond to you, Brian. Our logo percent to business is declining, and it has been purposely so. So, yes, we are attracting customers who are not interested in logo, or would like logo with something else, and that's been one of our major initiatives. In terms of the newness, more often that will happen more in female than male because of the nature of that business, but there's still more new flow in male as well. Let me look at cannibalization versus AUR. Jonathan, do you want to tackle that one? Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Sure, let me jump in. If you look at what's happened in London, we've clearly had our most severe comp trend in London; and yet, in absolute terms, the A&F London flagship is our most profitable international store. I think we always have to keep in mind that there's a relative component; and then, there's an absolute-performance component. But, if we look at London, there clearly has been cannibalization of other flagships that opened. There's probably been cannibalization by Hollister. But, there's also, clearly, been a macro-driven component, which we have seen across the UK business. I think one of the things that make all of these things harder to kind of read is, the opening effect in different countries can vary. There are some countries, or some stores even, we open incredibly strongly, and there is this kind of rage at the opening, and then that comes off a little bit. Other countries we -- or, other stores will open a little more slowly, and then they build over time. So, I think in Scandinavia, for example, we probably didn't have as strong an opening as we've seen elsewhere, and that's now comping nicely. We are well ahead of plan. So, you do see different dynamics in different markets. Coming back to the core of your question, I think we would say the trend we have seen in flagships is a combination of macro and cannibalization. It's difficult to be too precise in terms of how that breaks out. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Cannibalization becoming less of a factor -- Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Yes, and the other point, there, being that -- we will see the end of significant cannibalization over the next few quarters as we, essentially, reach a more mature footprint in Europe, and our store openings become, first of all, fewer in absolute terms in Europe, but also focused on some remaining under-penetrated markets, rather than in markets where we already have a presence, and as we expand further into Asia, given the early stage, we wouldn't anticipate that cannibalization to be as significant as we have seen in Europe over the past year or so. Operator Betty Chen, Wedbush. Betty Chen - Wedbush Securities - Analyst I'd like to add my congratulations. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Thank you. Betty Chen - Wedbush Securities - Analyst I was wondering, Jonathan -- I think we were talking earlier about the great progress in terms of inventory. I know you also mentioned early in the call that you want to continue to maintain a very conservative stance, in terms of inventory management. Where should we expect inventory to be at the end of Q4, given your guidance for negative mid-single-digit comps? That's my first question. The second is, in terms of expense deleverage, it looks like maybe year-to-date expense deleverage has been, roughly, about 100 basis points, and you mentioned that we should be looking for it to be a little bit -- slightly above that for Q4. Any additional color you can provide on that front? Lastly, my question is for Mike. In terms of flowing product better, and the team being more disciplined about looking at current trends, where do you think, also the mix of fashion -- what you would consider fashion assortment is versus logo, or maybe the more basic assortments? And, where would you like that to be, perhaps, by the spring or 2013 timeframe? Thank you. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Starting with the inventory piece, we were down 10%, excluding inventory in transit, at the end of Q3. We would expect to be a little further down at the end of Q4, again excluding inventory in transit. In terms of expense deleverage, yes, we've said we would expect slightly greater expense deleverage in the fourth quarter than we've seen year-to-date. There really isn't a single thing I can call out on that. It's a combination of a few relatively minor factors leading to that overall effect, so there really isn't any one thing I can call out that would be the primary driver of that. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO To answer your question, I think this conversation about logo is interesting to me because, as I said, the logo percentage of our business is dropping, and I think we probably do less logo business than I'm hearing stated around the table. We will increase in fashion, but that's fashion from core, which may or may not include logo. So the fashion percentage, what we're talking about as fashion, will increase for the spring season. Operator Oliver Chen, Citi. Oliver Chen - Citigroup - Analyst Congrats on a solid performance. What are you guys thinking with respect to SKU breadth? With the increasing popularity of fast fashion, it seems like SKU breadth is quite a trend and a potential opportunity? Thank you. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO We agree. I don't want to get into the specifics, but it can be a function of a period in time, or flow, because if you flow fashion more often, that will give more SKUs over time. But you're correct, it is an issue, and there will be more SKUs because of the increasing number of fashion items. Operator Eric Beder, Brean Capital. Eric Beder - Brean Murray, Carret & Co. - Analyst Let me add my congratulations. Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Thank you. Eric Beder - Brean Murray, Carret & Co. - Analyst The new club program, where does that -- where do you see that going as you increase the level of knowledge about your customers, and as it becomes bigger, where -- how does that -- how can that be a game changer for you? Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Eric, the first part of it is, obviously, we have a lot more data on how our customers are behaving, we can track their purchases online and in store, and that enables us to, ultimately, be able to segment and then individualize, or personalize, messaging to those customers. So, that is, ultimately, where we see it going. And, we would see it as enabling us to become less overtly promotional in the stores because we would be -- as those programs reach critical mass, and as a greater proportion of our customers are in those programs, we can target messages that are tailored, either from a merchandise standpoint or from a promotional standpoint, to the history of that particular customer, or segment of customer. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

So, it's not going to be an overnight thing. It will be something that we will continue to evolve towards, where we are going to have to make ongoing investments in that, with regard to technology. But, we've been talking about this for a long time, and we're very excited about the progress we've already made, and we're optimistic that this, among all those other factors, is going to be a meaningful contributor to ongoing growth and profitability and productivity. Operator Erika Maschmeyer, Robert W Baird. Erika Maschmeyer - Robert W. Baird & Co. - Analyst Could you update us on the trailing 12-month volume for your flagship A&F stores? You previously had said, excluding (inaudible) that you are annualizing around $400 million, $65 million for London. Then, could you give us a sense of how you're thinking about cannibalization in Europe between A&F and Hollister? Have you seen that increase as you've opened additional Hollister locations? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co - EVP & CFO Erika, on the first one, I'm not sure there's really a whole lot more detail I can go into. Obviously, there's a store-by-store analysis, but I don't think we're in a position we can kind of get into that detail at this point. In terms of cannibalization in Europe between A&F and Hollister, I think as we alluded to two minutes ago, it certainly has occurred to some degree, we believe. Measuring that, and separating that from macro effects or other effects, is difficult. We have an idea, but it's hard to pinpoint, specifically, what element of cannibalization would be Hollister on A&F, versus flagship on flagship, or Hollister on Hollister. Operator Omar Saad, ISI Group. Omar Saad - ISI Group - Analyst Mike, I've got to ask you about the comment you made on accessories. I know it's something that you haven't really focused on as much in the past. Can you give us a little bit of insight into how you're thinking about it -- what categories within accessories, maybe a taste of what your vision might be for the category, and what's turned the tables on that one for you? Mike Jeffries - Abercrombie & Fitch Co - Chairman & CEO Omar, I'd love to give you category by category, but I don't think I should. What has turned the table is that I think we can offer accessories at a quality level that would be good representatives of the brand. Many accessory categories have been just in inexpensive trinkets. I don't think that's where the accessory business is going. You'll start to see roll outs of accessories in our stores. As a matter of fact, this week, you'll see bracelet presentations, but reflecting the quality level of each of the brands. I think it's an exciting opportunity for us. Operator That is all the time we have for questions today. That does conclude today's conference call. We thank you for your participation. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 14, 2012 / 1:30PM, ANF - Q3 2012 Abercrombie & Fitch Co. Earnings Conference Call

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